UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
August 14, 2020

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	PLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President, Chief Executive Officer and Member of the Board

On August 17, 2020 Plantronics, Inc. (“Poly” or the “Company”) announced the appointment of Dave Shull as President, Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), effective September 8, 2020. Mr. Shull succeeds Robert Hagerty, who has served as Interim Chief Executive Officer since February 2020. Mr. Hagerty will continue in his role as Chairman of the Board and resume his membership on the Nominating and Governance and Strategy Committees, as well as his role as Chair of the Mergers and Acquisitions Committee. Marv Tseu will step down as Lead Independent Director and continue in his role as Vice Chairman of the Board.

Mr. Shull, age 47, served as President and Chief Executive Officer and as a member of the board of TiVo Corporation from May 2019 until its merger of equals transaction with Xperi Corporation in June 2020. Previously he served as Chief Executive Officer of The Weather Channel cable network from January 2016 until its sale in September 2018 and served as Group President, TV of The Weather Channel group from May 2015 to January 2016. Prior to The Weather Channel, Mr. Shull held various executive roles from October 2004 to May 2014 at DISH Network and EchoStar, including Executive Vice President and Chief Commercial Officer, Senior Vice President, Programming, Senior Vice President and Managing Director, Asia Pacific, and Vice President, Operations. Mr. Shull received a A.B. in philosophy from Harvard University and an M.B.A. from Oxford University.

Offer Letter

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Shull entered into an offer (the “Offer Letter”) dated August 15, 2020. Pursuant to the terms of the Offer Letter, Mr. Shull will be appointed to serve as a member of the Board effective as of his employment start date. Thereafter, at each annual meeting of the Company’s stockholders while Mr. Shull serves as the Company’s President and Chief Executive Officer and upon which his term as a Board member is scheduled to expire, the Company will nominate him to serve as a member of the Board, subject to any required stockholder approval. Under the terms of the Offer Letter, Mr. Shull will receive an annual base salary of $800,000 and will be eligible under the Company’s Annual Incentive Plan to receive an annual bonus award targeted at 125% of Mr. Shull’s annual base salary, with a maximum bonus opportunity of 200% of Mr. Shull’s annual base salary for outstanding performance, commencing with the Company’s 2021 fiscal year with any 2021 bonus subject to pro-ration based on Mr. Shull’s start date. Mr. Shull will receive a $500,000 signing bonus which will be paid on his first paycheck following his start date.

In addition, it will be recommended to the Board or a sub-committee of the Board that Mr. Shull receive an award of 75,000 restricted stock units (“RSUs”) to be awarded on the 15th day of the month following the month in which Mr. Shull’s start date occurs (the “Grant Date”), under a Company-sponsored equity incentive plan (the “Stock Plan”). If approved, the RSUs will vest in three equal annual installments on the first, second and third anniversaries of the Grant Date, in each case subject to Mr. Shull’s continued employment with the Company on each applicable vesting date. Additionally, it will be recommended to the Board or a sub-committee of the Board that Mr. Shull receive an award of 250,000 performance stock unit awards (“PSUs”) on the Grant Date and under the Stock Plan. The performance period for the PSUs will be aligned to the Company’s 2021 fiscal year for performance-based RSUs (the “PSU Plan”). The PSUs will vest in accordance with the terms of the PSU Plan, subject to Mr. Shull’s continued employment with the Company through the applicable vesting date. The performance period for the PSUs will begin on the first day of the Company’s 2021 fiscal year and will end on the last day of the Company’s 2023 fiscal year. The number of PSUs eligible to vest (or “eligible PSUs”) will be determined proportionally at the end of the Company’s 2021, 2022 and 2023 fiscal years, and the number of eligible PSUs will be based on the Company’s total stockholder return as compared to the stockholder return of the companies listed in the iShares S&P North American Tech-Multimedia Networking Index (the “Index”) to calculate a growth rate delta (the “Growth Rate Delta”) equal to the Company’s total stockholder return minus the total stockholder return for the companies listed in the Index.

Change of Control Severance Agreement

Mr. Shull and the Company entered into a Change of Control Severance Agreement (the “Severance Agreement”), to become effective as of September 9, 2020 (the “Effective Date”). The Severance Agreement has an initial term beginning on the Effective Date and ending on March 31, 2023, with automatic renewals for additional one-year terms, unless the Company provides notice of non-renewal at least 60 days prior to the date of automatic renewal. If Mr. Shull becomes entitled to benefits pursuant to the terms of the Severance Agreement, the Severance Agreement will not terminate until all obligations of the parties under the Severance Agreement have been satisfied.

If the Company terminates Mr. Shull’s employment without Cause (as defined in the Severance Agreement) or if Mr. Shull resigns for Good Reason (as defined in the Severance Agreement) (such termination, a “Qualifying Termination”), and the Qualifying Termination does not occur during the 24-month period on or following the first Change of Control (as defined in the Severance Agreement) to occur following the Effective Date (the “Change of Control Period”), then subject to Mr. Shull signing and not revoking a release of claims with the Company and subject to Mr. Shull’s continued compliance with the terms of the Severance Agreement, Mr. Shull will receive the following:

•	Continuing payments of severance pay at a rate equal to Mr. Shull’s then-current base salary for a period of 24 months;

•
A lump sum cash payment equal to 200% of Mr. Shull’s target bonus for the fiscal year in which the Qualifying Termination occurs or if his target bonus opportunity has not yet been established for the fiscal year in which the Qualifying Termination occurs, the prior fiscal year’s target bonus;

•
A lump sum cash payment in an amount equal to the monthly COBRA premium that Mr. Shull would be required to pay to continue his group health coverage as in effect on the date of his termination for himself and his eligible dependents, multiplied by 18, which payment will be made regardless of whether Mr. Shull elects COBRA continuation coverage; and

•	18 months’ outplace assistance.

In the event a Qualifying Termination occurs during the Change of Control Period, then subject to Mr. Shull signing and not revoking a release of claims with the Company and subject to Mr. Shull’s continued compliance with the terms of the Severance Agreement, Mr. Shull will receive the following:

•
A lump sum cash payment equal to the sum of (i) 200% of Mr. Shull’s then-current annual base salary (or, if greater, at the level in effect immediately prior to the Change of Control); plus (ii) 200% of Mr. Shull’s target bonus as in effect for the fiscal year in which the Qualifying Termination occurs (or, if greater, the target bonus as in effect for the fiscal year in which the Change of Control occurs; plus (iii) a pro-rated portion of Mr. Shull’s annual incentive bonus that has been accrued but not paid as of the Qualifying Termination;

•
Mr. Shull’s equity awards subject to time-based vesting will vest in full as to 100% of the shares subject to the awards and for equity award subject to performance-based vesting, all performance goals and other vesting criteria will be treated as provided in the equity agreement governing the award;

•
A lump sum cash payment in an amount equal to the monthly COBRA premium that Mr. Shull would be required to pay to continue his group health coverage as in effect on the date of his termination for himself and his eligible dependents, multiplied by 24, which payment will be made regardless of whether Mr. Shull elects COBRA continuation coverage; and

•	24 months’ outplace assistance.

All payments and benefits described above are subject to required tax withholding.

There are no arrangements or understandings between Mr. Shull and any other persons pursuant to which he was named to this position with the Company. Mr. Shull does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. He has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

A copy of the press release regarding these announcements is attached to this Form 8-K as Exhibit 99.1.

Mutual Transition of Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary

Mary Huser and the Company have mutually agreed to transition her responsibilities as the Company’s Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary. On August 14, 2020 (the “Separation Date”), Ms. Huser’s employment with the Company terminated.

Ms. Huser and the Company have entered into a letter agreement (the “Letter Agreement”) that provides for a release of all claims between Ms. Huser and the Company and contains standard confidentiality, non-disparagement and cooperation provisions.

As consideration for entering into and not revoking the Letter Agreement, the Company will pay or provide Ms. Huser the following:

•	A lump sum cash payment equal to $442,520, payable on the first Company payroll date following the completion of the revocation period contained in the Letter Agreement;

•	Provided Ms. Huser timely elects and remains eligible for COBRA continuation coverage, Company payment of COBRA continuation coverage for 12 months following the Separation Date; and

•	12 months of standard outplacement services, payable to the provider and not payable in cash to Ms. Huser, provided it is initiated by her within 3 months of signing the Letter Agreement.

All payments and benefits described above are subject to required tax withholding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by Plantronics, Inc. on August 17, 2020, entitled "Poly Appoints Dave Shull President and Chief Executive Officer"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 18, 2020	PLANTRONICS, INC.

		By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer